EXHIBIT 1
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                AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: March 10, 1994


                      SMITH BARNEY SHEARSON INC.



                      By: /s/ Howard M. Darmstadter
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                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary


                      SMITH BARNEY SHEARSON HOLDINGS INC.



                      By: /s/ Mary Barnes Jenkins
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                         Name:  Mary Barnes Jenkins
                         Title:   Assistant Secretary


                      THE TRAVELERS INC.



                      By: /s/ Mary Barnes Jenkins
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                         Name:  Mary Barnes Jenkins
                         Title:   Assistant Secretary